Exhibit 10.2

Share Subscription Agreement

Beroni Group Limited (Beroni or Subscriber) Dendrix Inc. (Company) Shigeru Hirabayashi (SH)

Table of Contents

1	DEFINITIONS AND INTERPRETATION	3

2	CONDITIONS PRECEDENT	12

3	SUBSCRIPTION FOR SUBSCRIPTION SHARES	14

4	SUBSCRIPTION COMPLETION	15

5	COMPANY’S OBLIGATIONS FOLLOWING COMPLETION	17

6	SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND INDEMNITY	17

7	SH AND COMPANY’S REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITY	18

8	ISSUE OF EQUITY SECURITIES	21

9	IPO	23

10	RESERVED MATTERS	24

11	FINANCIAL AND OTHER REPORTING	24

12	DEFAULT BY COMPANY	25

13	CONFIDENTIALITY AND PUBLIC ANNOUNCEMENT	25

14	AMENDMENT AND ASSIGNMENT	26

15	NOTICES	27

16	GENERAL	28

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Details

Dated the 8th day of April 2018

Parties

Name	Beroni Group Limited

ACN	161 622 402

Short form name	Beroni or Subscriber

Address	Level 36, Gateway Tower 1, Macquarie Place, Sydney NSW 2000

Notice details	Representative: Boqing Zhang Address: level 36, Gateway Tower 1, Macquarie Place, Sydney NSW 2000 Email: 1710426553@qq.com

Name	Dendrix Inc.

Company Registration Number	0110-01-097885

Short form name	Company

Address	4F, Closepoint Bldg., 3-29-1, Ebisu, Shibuya-ku, Tokyo, Japan

Notice details	Representative: Shigeru Hirabayashi 2-7-6, Shirokane, Minato-ku, Tokyo, Japan Email: seven@dendrix.co.jp

Name:	Shigeru Hirabayashi

Japanese Passport Number	TR4031810

Short form name	SH

Address	2-7-6, Shirokane, Minato-ku, Tokyo, Japan

Notice details	Email: seven@dendrix.co.jp

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Background

A.	The Subscriber is a company incorporated in Australia.

B.	The Company is a company incorporated in Japan and engaged in the Business.

C.	SH is a shareholder of the Company holding [46.94] % of the issued and paid-up shares in the Company.

D.	The Subscriber has agreed to subscribe for Shares on the terms and conditions of this Agreement.

E.	The Company has agreed to issue to the Subscriber Shares on the terms and conditions of this Agreement.

Agreed terms

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following definitions apply in this document.

“Agent/Licensing Agreement” means an agreement between the Company and the Subscriber whereby the Company appoints the Subscriber or its nominee as the Company’s exclusive agent/licensee in China to use the cell culture technology including patented technology owned by the Company and to sell the proteins produced for DCs based on the patented technology of the Company.

“Authorisation” means:

(a)	an approval, authorisation, consent, declaration, exemption, permit, licence, notarisation or waiver, however it is described; and

(b)	in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken,

including any renewal or amendment.

“Balance Date” means 31 December 2017.

“Board” means the board of directors of the Company.

“Business” means the business of the Company, being:

(a)	research and development of immune cell therapy to provide safe, reliable, and high quality yet reasonable treatment; and

(b)	training and supervision of medical institutions and doctors for cell culture and processing.

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“Business Day” means a day that is not a Saturday, Sunday or public holiday in China, Japan and New South Wales.

“Business Plan” means the five years program current from time to time for the conduct of the Business as proposed by the Company and approved by the Subscriber.

“ Companies Act” means the Japanese Companies Act (2005).

“Completion Date” means the First Completion Date and Second Completion Date as the context requires.

“Conditions Precedent” means the conditions precedent set out in clauses 2.1 and 2.2 and Condition Precedent means any one of them.

“Confidential Information” means any of the following that is not in the public domain:

(a)	information relating to a Transaction Document or any transaction contemplated by a Transaction Document;

(b)	all data bases, source codes, methodologies, manuals, artwork, advertising manuals, trade secrets and all financial, accounting, marketing and technical information, customer and supplier lists, know-how, technology, operating procedures and other information, used by or relating to the Group and its transactions and affairs;

(c)	all notes and reports incorporating or derived from the material referred to in paragraphs (a) or (b); and

(d)	all copies of the material referred to in paragraphs (a) to (c).

“Constitution” means the constitution of Company, as amended from time to time.

“Consumption Tax” means the Japanese Consumption Tax (JCT), which applies to (i) the transfer/lease of goods and the provision of services rendered in Japan by enterprises for business purposes, and (ii) foreign goods removed from bonded areas. It is a broad-based value added tax that is imposed on each stage of the manufacturing, wholesale, retail and service process, with the tax ultimately passed on to end consumers of the goods or services.

“Control” means to have direct influence over the decision on financial affairs and business in accordance with Japanese Company Act enforcement regulations article 3 and specifically Control:

(a)	of a company by a person, means:

(i)	the person determines the composition of the board of directors of the company or has the capacity to do so;

(ii)	the board of directors of the company is accustomed to act in accordance with the instructions, directions or wishes of the person; or

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(iii)	the person holds or owns (alone or with its associates or related bodies corporate):

(A)	the majority of the issued shares of the company;

(B)	the majority of the issued shares of the ultimate holding company of the company; or

(C)	the majority of any securities or other rights granted by the company entitling holders to distributions based on the profits, earnings or net liquidation proceeds of the company; and

(b)	of a trust by a person, means:

(i)	the person is the sole trustee of the trust;

(ii)	the composition of the board of directors of any trustee company of the trust is determined by the person or the person has the capacity to do so;

(iii)	the board of directors of any trustee company of the trust is accustomed to act in accordance with the instructions, directions or wishes of the person; or

(iv)	the person holds or owns (alone or with its associates or related bodies corporate):

(A)	the majority of the issued shares of any trustee company of the trust;

(B)	the majority of the issued shares of the ultimate holding company of any trustee company of the trust; or

(C)	the majority of the units, securities or other rights granted by the trust which entitling holders to distributions from the trust.]

“Controller” means, in relation to a person’s property:

(a)	a receiver or receiver and manager of that property; or

(b)	anyone else who (whether or not as agent for the person) is in possession, or has control, of that property to enforce an Encumbrance.

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“Designated Bank Account” means the bank account of the Company maintained with the Akasaka Branch of Resona Bank with account number 1865714 or another bank account notified by the Company to the Subscriber in accordance with this agreement.

“Disclosure Letter” means the letter to be provided to the Subscriber in accordance with clause 7.2(b) in the form set out in Annexure C.

“Documentation” includes all drawings, designs, user manuals, guides, handbooks and other materials concerning or related to any products marketed, sold, or proposed to be marketed or sold by Company.

“Encumbrance” means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set off or right to withhold payment of a deposit or other money, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

“Environment” means all components of the earth, including:

(a)	land, air and water;

(b)	any layer of the atmosphere;

(c)	flora and fauna;

(d)	any organic or inorganic matter;

(e)	any living organism (including humans);

(f)	any human made or modified structure or area;

(g)	the aesthetic characteristics of the components of the earth, including appearance, sound, odour, taste or texture; and

(h)	natural ecosystems that include any of the components referred to in paragraphs (a) to (g) above.

“Environmental Aspect” means the interaction, relationship or impact of a past or present structure, building, chattel, operation or activity with the Environment, including for example:

(a)	impacts of structures, buildings, chattels, operations or activities on items of heritage or flora or fauna;

(b)	structures, buildings, chattels, operations or activities causing Pollution or Contamination; and

(c)	operations or activities producing waste.

“Environmental Law” means any legislation or any general law principle:

(a)	authorising or controlling the use of land, air or water, or the erection, placement or removal of structures and buildings;

(b)	about the prevention, control, abatement or investigation of Contamination or Pollution or their effects;

(c)	about the storage, handling or transport of dangerous goods, hazardous material, asbestos or waste;

(d)	relating to occupational health and safety;

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(e)	relating to conservation of flora, fauna or heritage items;

(f)	that has as one of its purposes or effects the protection of the Environment; or

(g)	authorising or controlling any Environmental Aspect.

“Equity Security” means Shares and any preference shares, options, convertible notes, warrants or other securities convertible into Shares.

“First Completion Date” means three Business Days after satisfaction or waiver of the Conditions Precedent in accordance with clause 2.1 or such other date as is agreed by the parties.

“First End Date” means on or before 30 April 2018 or such later date as is agreed by the parties in writing.

“First Permission” means the permission from the Ministry of Health, Labour and Welfare for the first cell processing facility located in Kyoto.

“First Subscription Payment” means a total 200,000,000 Yen for 10,000 Shares subscribed by the Subscriber under this agreement.

“First Subscription Shares” means 10,000 Shares subscribed by the Subscriber under this agreement.

“Government Agency” means:

(a)	a government or government department or other body;

(b)	a government, semi-governmental or judicial person;

(c)	a person (whether autonomous or not) who is charged with the administration of a law.

“Insolvency Event” means, in relation to an entity:

(a)	a receiver, receiver and manager, administrator, trustee or similar official is appointed over any of the assets or undertaking of the entity;

(b)	the entity suspends payment of its debts generally;

(c)	the entity is or becomes unable to pay its debts when they are due or is unable to pay its debts though the entity sells off its property.

(d)	the entity enters into or resolves to enter into any arrangement, competition or compromise with, or assignment for the benefit of, its creditors or any class of them;

(e)	an application or order is made for the winding up or dissolution of, or the appointment of a provisional liquidator, to the entity or a resolution is passed or steps are taken to pass a resolution for the winding up or dissolution of the entity otherwise than for the purpose of an amalgamation or reconstruction that has the prior consent of all Shareholders; or

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(f)	an administrator is appointed as a bankruptcy trustee, provisional administrator or reorganization trustee.

“Intellectual Property Rights” includes (without limitation) all intellectual property rights in the form of copyright, semi-conductor or circuit layout rights, patents, inventions (whether patentable or non-patentable), know-how or other confidential proprietary business information or trade secrets, designs, trade marks (both registered or non-registered) and includes the goodwill in any trade marks, other industrial or intellectual property rights and any right to registration of the rights referred to above.

“Key Personnel” means Shigeru Hirabayashi and Noguchi Katsuo.

“Key Personnel Undertaking” means an undertaking from each of the Key Personnel in favor of the company and the Subscriber that the Key Personnel will not resign from his/her current position with the Company prior to the listing of the Company on a Stock Exchange.

“Material Adverse Change” means, in respect of the Company, one or more occurrences or matters individually or in aggregate that:

(a)	have or could reasonably be expected to have a material adverse effect on the business, assets, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole; or

(b)	result, or could reasonably be expected to result, in a diminution in the value of that Company’s net assets which in aggregate exceeds $500,000; or

(c)	prevent the Company from performing its obligations under this agreement,

provided that no individual occurrence or matter which results or could reasonably be expected to result, in a diminution in the value of the Company’s assets will be taken into account unless such occurrence or matter is equal to or exceeds $50,000.

“Ordinary Trading Activities” means activities which are in the ordinary course of the trading activities of the company concerned, and which would not be unusual for a company operating a business similar to the kind of business the company concerned is operating at the relevant time.

“Permitted Encumbrance” means:

(a)	an Encumbrance (if any) created under this document;

(b)	a lien that arises by operation of law in the ordinary course of ordinary business, where the amount secured is not overdue or is being diligently contested in good faith;

(c)	any title retention arrangement entered into by the Subscriber in the ordinary course of its ordinary business which secures the purchase price only of the goods the subject of the arrangement, where there is no default in connection with the relevant purchase; and

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(d)	an Encumbrance that the Subscriber approve before it arises, where the amount secured does not increase, and the time for payment of that amount is not extended, beyond the amount and time approved by the Subscriber.

“Pollution” means the release, emission or discharge into the Environment of a substance which directly or indirectly causes or has the potential to cause damage or harm to any aspect of the Environment, and includes:

(a)	pollution of air;

(b)	pollution of waters;

(c)	noise; and

(d)	pollution of land.

“Prescribed Occurrence” means:

(a)	a breach of clause 7.3 by the Company;

(b)	a change in Control of the Company;

(c)	the announcement of a takeover bid for the Shares, or any other transaction which, if completed, could reasonably be expected, to result in a change of Control of the Company;

(d)	any matter or thing arises or becomes known to the Company which would have the effect that any of the Warranties in a material respect would not be true, complete or accurate or would be misleading in any material respect if that Warranty was given on that date or could not be given after Subscription Completion;

(e)	there is a Material Adverse Change;

(f)	an Insolvency Event occurs; or

(g)	a material breach of this document by the Company.

“Registrable IP” includes patents, petty patents or innovation patents (including patentable inventions), trade marks (including unregistered but registrable trade marks), and designs.

“Reorganisation Event” means:

(a)	a bonus issue of Shares;

(b)	a sub-division or consolidation of Shares;

(c)	another reorganisation or reconstruction of share capital where the Company neither pays nor receives cash.

“Sales Permit” means the “accreditation for manufacturing of specific cell processing” under the “Act on the safety of Regenerative Medicine” which allows companies accredited by the Ministry of Health, Labour and Welfare to process cells for Medical treatment, which previously was only done at medical institutions.

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“Second Completion Date” means three Business Days after satisfaction or waiver of the Conditions Precedent in accordance with clause 2.2 or such other date as is agreed by the parties.

“Second End Date” means 30 September 2018 or such later date as is agreed by the parties in writing.

“Second Permission” means the permission from the Ministry of Health, Labour and Welfare for the second cell processing facility located in Tokyo.

“Second Subscription Payment” means total 200,000,000 Yen for 10,000 Shares subscribed by the Subscriber under this agreement.

“Second Subscription Shares” means 10,000 Shares subscribed by the Subscriber under this agreement.

“Shareholder” means a holder of the Share(s).

“Shares” means fully paid ordinary shares in the capital of the Company.

“Stock Exchange” means Tokyo Stock Exchange or another stock exchange approved by both the Company and the Subscriber.

“Subscription Completion” means the completion of the subscription for and issue of the First Subscription Shares or the Second Subscription Shares.

“Subscription Price” means 20,000 Yen for each Subscription Share.

“Subscription Shares” means and First Subscription Shares and the Second Subscription Shares.

“Tax” means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by law or by a Government Agency, together with any related interest, penalty, fine or other charge.

“Transaction Documents” means:

(a)	This agreement;

(b)	Key Personnel Undertaking;

(c)	Agent/Licensing Agreement;

(d)	Disclosure letter;

(e)	Any other document in connection with this agreement.

“Warranty” means each warranty by the Company and SH set out in Schedule 1.

“Yen” means the lawful currency of the Republic of Japan for the time being.

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1.2	Rules for interpreting this document

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person;

(v)	anything (including a right, obligation or concept) includes each part of it; and

(vi)	“dollar” or “$” is to an amount in the currency of the United States of America.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept) such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The word “agreement” includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g)	The words “related body corporate” have the same meaning as defined in the Japanese Ordinance on the Terminology, Forms and preparation Methods of Financial Statements, etc Article 8.

1.3	Business Days

If the day on or by which a person must do something under this document is not a Business Day, the person must do it on the next Business Day.

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1.4	Multiple parties

If a party to this document is made up of more than one person, or a term is used in this document to refer to more than one party:

(a)	an obligation of those persons is joint and several;

(b)	a right of those persons is held by them severally;

(c)	any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking is given by each of them separately.

2	CONDITIONS PRECEDENT

2.1	Conditions Precedent to the First Subscription Shares

Notwithstanding anything else stated in this Agreement, the Subscriber’s obligation to subscribe for the First Subscription Shares is conditional upon:

(a)	the Subscriber being satisfied in its absolute discretion with the results of its due diligence (legal and financial) regarding and in connection with the Company;

(b)	each of the Transaction Documents (other than the Agent/Licensing Agreement) has been duly executed by the parties thereof in a form and substance satisfactory to the Subscriber;

(c)	all necessary approvals, including shareholder and regulatory approvals, being obtained by the Company for the transactions;

(d)	the Company obtaining all necessary third party consents to the subscription of the First Subscription Shares in accordance with this document;

(e)	there is no Prescribed Occurrence existing or continuing;

(f)	there is no Material Adverse Change existing or continuing; and

(g)	all Warranties remain true, accurate and not misleading in all material aspect.

2.2	Conditions Precedent to the Second Subscription Shares

Notwithstanding anything else stated in this Agreement, the Subscriber’s obligation to subscribe for the Second Subscription Shares is conditional upon:

(a)	the completion of the subscription of the First Subscription Shares by the Subscriber in accordance with the terms of this agreement;

(b)	the Company obtaining the Sale Permit and the Sale Permit remains valid and effective without any condition or with conditions acceptable to the Subscriber at its sole discretion;

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(c)	the Company obtaining the First Permission and completing the establishment of the specific cell processing facility at the Kyoto University and the First Permission remains valid and effective and only on conditions acceptable to the Subscriber at its sole discretion;

(d)	the Company not being in material breach of its obligations under this agreement;

(e)	the Company supporting the Subscriber in jointly applying for the Intellectual Property Rights and establishing a cell processing facility in China;

(f)	the Company supporting the Subscriber in jointly applying for the Intellectual Property Rights in the USA and Europe to support future capital raising efforts in the international markets;

(g)	the Company and the Subscriber entering into the Agency/Licensing Agreement;

(h)	the Company establishing a laboratory to be managed by Noguchi Katsuo to facilitate further development of its immune cell therapies;

(i)	all necessary approvals, including shareholder and regulatory approvals, being obtained by the Company for the transactions;

(j)	the Company obtaining all necessary third party consents to the subscription of the Second Subscription Shares in accordance with this document;

(k)	there is no Prescribed Occurrence existing or continuing;

(l)	there is no Material Adverse Change existing or continuing; and

(m)	all Warranties remain true, accurate and not misleading in all material aspect.

2.3	Waiver of conditions

Any Condition Precedent (other than the ones contained in clause 2.1(c) and 2.1(d) in respect of First Completion and the ones contained in clause 2.2(i) and 2.2(j) in respect of Second Completion) may be waived in writing by the Subscriber, in its absolute discretion, and subject to such conditions (if any) as Subscriber thinks fit. The Company and Subscriber may together waive in writing the conditions contained in clauses 2.1(c) and 2.1(d) in respect of First Completion and the conditions contained in clause 2.2(i) and 2.2(j) in respect of Second Completion.

2.4	Obligation to satisfy conditions

The parties must:

(a)	use reasonable endeavours (other than waiver) to ensure that the Conditions Precedent are satisfied on or before the First End Date (in respect of the Conditions Precedent under Clause 2.1) and the Second End Date (in respect of the Conditions Precedent under Clause 2.2); and

(b)	keep each other informed of any circumstances which may result in any of those conditions not being satisfied in accordance with its terms.

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2.5	Result of non-satisfaction of conditions in respect of First Completion

If the Conditions Precedent in respect of First Subscription Shares are not satisfied or waived under this clause 2 on or before the First End Date then all rights and obligations under this document other than:

(a)	this clause 2 (except clause 2.2) and clauses 1 (Interpretation), 13 (Confidentiality and Public announcement), 14 (Amendment and assignment), 15 (Notices) and 16 (General);

(b)	each indemnity in this document; and

(c)	rights that accrue before that date, terminate on that date.

2.6	Result of non-satisfaction of conditions in respect of Second Completion

If the Conditions Precedent in respect of the Second Completion are not satisfied or waived under this clause 2 on or before the Second End Date, then the Subscriber’s obligations to subscribe the Second Subscription Shares shall terminate on that date. However, the termination of the Subscriber’s obligation to subscribe for the Second Subscription Shares under this clause shall not affect the Parties’ other rights and obligations under this agreement.

3	SUBSCRIPTION FOR SUBSCRIPTION SHARES

3.1	First Subscription Shares

Subject to clause 2.1, on the First Completion Date, the Subscriber or its nominee agrees to subscribe (in aggregate) for the First Subscription Shares and the Company agrees to allot and issue the First Subscription Shares fully paid to the Subscriber at the Subscription Price.

3.2	Second Subscription Shares

Subject to clause 2.2, on the Second Completion Date, the Subscriber or its nominee agrees to subscribe (in aggregate) for the Second Subscription Shares and the Company agrees to allot and issue the Second Subscription Shares fully paid to the Subscriber at the Subscription Price.

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3.3	Nature of Subscription Shares

The Subscription Shares will, upon issue:

(a)	rank pari passu in all respects with the Company’s then existing Shares; and

(b)	be fully paid, validly issued and not subject to any Encumbrance.

4	SUBSCRIPTION COMPLETION

4.1	Time and place for First Subscription Completion

Subject to clause 2, First Subscription Completion must take place on the First Completion Date at the offices of the Company.

4.2	Subscriber’s obligations at First Subscription Completion

At First Subscription Completion, the Subscriber must:

(a)	provide the Company with share application from the Subscriber for the First Subscription Shares;

(b)	pay (or procure payment) to the Company or as the Company and the Subscriber agree, the First Subscription Payment for the First Subscription Shares by way of telegraphic transfer to the Designated Bank Account;

(c)	give to the Company signed consents by that two directors to be nominated by the Subscriber to act as the directors of the Company.

4.3	Company’s obligations at First Subscription Completion

At First Subscription Completion, the Company must:

(a)	deliver the Subscriber the originals of the Key Personnel Undertaking duly executed by the Key Personnel;

(b)	deliver the Subscriber a certified true copy of the shareholders’ and directors’ resolution of the Company approving:

(i)	the entering into of each of the Transaction Documents (other than the Agent/Licensing Agreement) by the Company;

(ii)	the issuance of the First Subscription Shares to the Subscriber;

(iii)	appointment of two nominees of the Subscriber as the directors of the Company.

(c)	deliver to the Subscriber the duly executed shares certificates in respect of the First Subscription Shares; and

(d)	deliver to the Subscriber the duly executed certificate of directors in the form of Annexure A.

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4.4	Time and place for Second Subscription Completion

Subject to clause 2, Second Subscription Completion must take place on the Second Completion Date at the offices of the Company.

4.5	Subscriber’s obligations at Second Subscription Completion

At Second Subscription Completion, the Subscriber must:

(a)	provide the Company with share application from the Subscriber for the Second Subscription Shares;

(b)	pay (or procure payment) to the Company or as the Company and the Subscriber agree, the Second Subscription Payment for the Second Subscription Shares by way of telegraphic transfer to the Designated Bank Account; and

(c)	give to the Company signed consents by one director to be nominated by the Subscriber to act as a director of the Company.

4.6	Company’s obligations at Second Subscription Completion

At Second Subscription Completion, the Company must:

(a)	deliver the Subscriber a certified true copy of the shareholders’ and directors’ resolution of the Company approving:

(i)	the issuance of the Second Subscription Shares to the Subscriber;

(ii)	the appointment of a nominee of the Subscriber as a director of the Company;

(b)	deliver to the Subscriber the duly executed shares certificates in respect of the Second Subscription Shares;

(c)	deliver to the Subscriber the duly executed certificate of directors in the form of Annexure A; and

(d)	ensure that at Board consist of a maximum of ten directors;

(e)	issue to the Subscriber 4,000 options or such other number of options for nil consideration so that, upon the exercise of the options by the Subscriber, the Subscriber holds at least 30.40% of Shares of the Company (calculated on the basis and assumption that all options of the Company has been exercised.

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5	COMPANY’S OBLIGATIONS FOLLOWING COMPLETION

5.1	Company’s obligations following the First Subscription Completion

The Company will only use the First Subscription Payment for purposes agreed to by the Subscriber.

5.2	Company’s obligations following the Second Subscription Completion

(a)	The Company will only use the Second Subscription Payment for purposes agreed to by the Subscriber.

(b)	Immediately following the Second Subscription Completion, but in any event within 6 months from the Second Subscription Completion, the Company shall establish the specific cell processing facility at a location in Tokyo.

6	SUBSCRIBER’S REPRESENTATIONS, WARRANTIES AND INDEMNITY

6.1	Subscriber’s representations and warranties

The Subscriber represents and warrants to the Company as at the date of this document and as at the First Completion Date and the Second Completion Date, in respect of each of Subscriber and its nominee (if any), that:

(a)	(power) it has full legal capacity and power to enter into this document, (except as contemplated in this document) comply with the terms of this document and carry out the transactions that it contemplates;

(b)	(corporate authority) it has taken all corporate action that is necessary or desirable to authorise its entry into this document, its compliance with the terms of this document and its carrying out the transactions that it contemplates;

(c)	(Authorisations) except as contemplated in this document, it holds each Authorisation that is necessary or desirable to:

(i)	execute this document, to comply with its terms and to carry out the transactions that it contemplates;

(ii)	ensure that this document is legal, valid, binding and admissible in evidence; or

(iii)	enable it to properly carry on its business,

and it is complying with any conditions to which any of these Authorisations is subject;

(d)	(documents effective) this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally), subject to satisfaction or waiver of the conditions in clause 2 (as the case may be) and to any necessary stamping or registration; and

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(e)	(no contravention) neither its execution of this document, its compliance with the terms of this document nor the carrying out by it of the transactions that this document contemplates, does or will:

(i)	contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

(ii)	contravene any Authorisation;

(iii)	contravene any undertaking or instrument binding on it or any of its property; or

(iv)	contravene its constitution.

6.2	Reliance on representations and warranties

The Subscriber acknowledges that the Company has executed this document and agreed to take part in the transactions that it contemplates in reliance on the representations and warranties that are made in this clause 6.

6.3	Indemnity

The Subscriber unconditionally indemnifies the Company against, and must pay the Company, on demand the amount of, all losses, liabilities, expenses and Taxes (including legal expenses on a full indemnity basis and damages or other compensation paid by the Company on the advice of its legal advisers to compromise or settle any claim or proceeding) that the Company may suffer directly or indirectly because:

(a)	any of the Subscriber’s representations or warranties are or become incorrect in any respect; or

(b)	the Subscriber breaches any of its obligations under this document.

7	SH AND COMPANY’S REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITY

7.1	SH’s representations and warranties

SH represents and warrants to the Subscriber as at the date of this document and as at the First Completion Date and the Second Completion Date, that:

(a)	(power) he has full legal capacity and power to enter into this document, (except as contemplated in this document) comply with the terms of this document and carry out the transactions that it contemplates;

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(b)	(Authorisations) except as contemplated in this document, he holds each Authorisation that is necessary or desirable to:

(i)	execute this document, to comply with its terms and to carry out the transactions that it contemplates;

(ii)	ensure that this document is legal, valid, binding and admissible in evidence; or

(iii)	enable him to properly carry on his business,

and he is complying with any conditions to which any of these Authorisations is subject;

(c)	(documents effective) this document constitutes his legal, valid and binding obligations, enforceable against him in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally), subject to satisfaction or waiver of the conditions in clause 2 (as the case may be) and to any necessary stamping or registration; and

(d)	(no contravention) neither his execution of this document, his compliance with the terms of this document nor the carrying out by him of the transactions that this document contemplates, does or will:

(i)	contravene any law to which he or any of his property is subject or any order of any Government Agency that is binding on him or any of its property;

(ii)	contravene any Authorisation; or

(iii)	contravene any undertaking or instrument binding on him or any of his property.

7.2	Company’s representations and warranties and SH’s additional representations and warranties

(a)	The Company and SH jointly and severally represent and warrant the Warranties in Schedule 1 to the Subscriber as at the date of this document and as at First Completion Date and the Second Completion Date. Each Warranty is limited by and to the extent of any specific disclosure in the Disclosure Letter in respect of that Warranty.

(b)	The Company must provide the Disclosure Letter to the Subscriber at the date of the signing of this Agreement to enable the Subscriber to assess the nature and extent of the Company’s proposed qualifications and limitations to specific warranties and provide the Subscriber an opportunity to consult with the Company in respect of that letter.

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7.3	Company’s undertakings prior to Completion

Except with the prior written consent of the Subscriber, SH undertakes to procure the Company and the Company undertakes that prior to each of the Completion Dates:

(a)	the Company will not convert all or any of its Shares into a larger or smaller number of shares or vary the rights attaching to any of its Shares;

(b)	the Company and its related bodies corporate will not distribute or return capital to its members or reduce its share capital in any way or resolve to do the same;

(c)	the Company and its related bodies corporate will not declare, make or pay any dividend or other distribution;

(d)	the Company and its related bodies corporate will not enter into a buy-back agreement or resolve to approve the terms of a buy back agreement;

(e)	other than the issue of the Subscription Shares pursuant to this document, the Company and its related bodies corporate will not create or issue any share or loan capital or give or agree to give any option or right of conversion in respect of share or loan capital;

(f)	the Company and its related bodies corporate will not dispose of or agree to dispose of the whole or substantial part of that entity’s or Company’s business or assets;

(g)	the Company and its related bodies corporate will not create, extend, grant or issue or agree to create, grant, extend or issue any mortgage charge or debenture or other security except in favour of the Subscriber;

(h)	the Company will not pass any resolution of its members or make any alteration to the Constitution;

(i)	the Company will ensure there is not a Material Adverse Change which the Company is reasonably able to prevent;

(j)	the Company will not do anything outside the Ordinary Trading Activities of the Company; and

(k)	the Company will ensure that no related body corporate it controls does anything outside its Ordinary Trading Activities.

7.4	Reliance on representations, warranties and undertakings

SH and the Company acknowledges that the Subscriber has executed this document in reliance on the warranties in clause 7.1, the Warranties in Schedule 1 and undertakings made in this clause 7.

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7.5	Notification of breach of Warranties or undertakings

Each of SH and the Company will notify the Subscriber in writing immediately upon he/it becoming aware that:

(a)	any of the warranties in clause 7.1 is not or has ceased to be, in a material respect, true, complete and accurate or is or has become misleading in any material respect;

(b)	any of the Warranties is not or has ceased to be, in a material respect, true, complete and accurate or is or has become misleading in any material respect;

(c)	there is or is likely to be a Material Adverse Change; or

(d)	the Company has materially breached any of its obligations under this document.

7.6	SH Indemnity

SH unconditionally indemnifies the Subscriber against, and must pay the Subscriber on demand, the amount of all losses, liabilities, expenses and Taxes (including legal expenses on a full indemnity basis and damages or other compensation paid by the Subscriber on the advice of its legal advisers to compromise or settle any claim or proceeding) that the Subscriber may suffer directly or indirectly because:

(a)	any of warranties in clause 7.1 or the Warranties in Schedule 1 are or become incorrect in any material respect; or

(b)	SH breaches any of his obligations under this document.

7.7	Company Indemnity

The Company unconditionally indemnifies the Subscriber against, and must pay the Subscriber on demand, the amount of all losses, liabilities, expenses and Taxes (including legal expenses on a full indemnity basis and damages or other compensation paid by the Subscriber on the advice of its legal advisers to compromise or settle any claim or proceeding) that the Subscriber may suffer directly or indirectly because:

(a)	any of the Company’s representations or the Warranties are or become incorrect in any material respect; or

(b)	the Company breaches any of its obligations under this document.

8	ISSUE OF EQUITY SECURITIES

8.1	No obligation

The Subscriber is not obliged to subscribe for Equity Securities under this clause 8.

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8.2	Pro rata offer

Except in relation to an Excluded Issue, if the Board resolves to issue any Equity Securities, the Equity Securities must be offered to the Subscriber in accordance with this clause 8.

8.3	Offer

The Board must offer the Subscriber the number of Equity Securities calculated in accordance with the following formula (Offer):

N	=	A	x	B
C

where:

N =the number of Equity Securities to be offered for subscription to the Subscriber. A =the total number of Equity Securities proposed to be issued.

B =the number of Shares held by the Subscriber on the date of the Offer, calculated on the basis and assumption that all Equity Securities held by the Subscriber on the date of the Subscription Notice have been converted into Shares.

C =the total number of Shares on the date of the Offer, calculated on the basis and assumption that all Equity Securities on the date of the Subscription Notice have been converted into Shares.

8.4	Subscription Notice

The Board must make the Offer to the Subscriber by notice in writing (Subscription Notice) stating:

(a)	the total number of Equity Securities available for subscription and the number being offered to the Subscriber;

(b)	the type of Equity Securities being offered; and

(c)	the terms of issue of the Equity Securities.

8.5	Response to Offer

Within 15 Business Days after receiving the Offer, the Subscriber must give notice to the Board stating:

(a)	whether it accepts all or a specified number of Equity Securities contained in its Offer or rejects in full its Offer; and;

(b)	if it wants to subscribe for a greater number of Equity Securities than the number in its Offer, that it offers to subscribe for a specified number of those Equity Securities not subscribed for by other Shareholders under their Offers (if any).

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8.6	Failure to respond

If the Subscriber does not give notice to the Board within the period specified in clause 8.5 of its acceptance or rejection of its Offer, the Subscriber is taken to have rejected its Offer.

8.7	Disposal to third parties

If any Equity Securities being offered to the Subscriber are not taken up under the Offers by the Subscriber, the Board may allot, grant options over, or otherwise dispose of those Equity Securities.

8.8	Deed of Accession

The Board may only allot or issue any Equity Securities to a person that is not a Shareholder if the person has executed, and delivered to the Company, a deed of accession (except by way of Excluded Issue under clause 8.9(b)).

8.9	Excluded Issue

Clause 8 (except clauses 8.8 and 8.9) does not apply to:

(a)	an issue of Equity Securities to which all the Shareholders consent;

(b)	an issue of Ordinary Shares in an IPO; and

(c)	an issue of Shares under a Reorganisation Event.

8.10	Anti-dilution/Top-Up Shares

On each occasion the Company issues Equity Securities at an issue price, or with an exercise price, less than the subscription price per Equity Security paid by the Subscriber on the Completion Date under this agreement, the Company must issue, for nil consideration, a number of Shares to the Subscriber that, together with the Shares held by the Subscriber immediately before the issue of the relevant Equity Securities, results in the Subscriber holding the number of Shares that it would have held had it subscribed the total amount it has paid for all Shares held by it at the lower price per Equity Security. In any case, the number of shares held by the Subscriber shall be no less than 30.40% of the total issued share capital.

9	IPO

9.1	Board to consider IPO

The Board must consider an IPO and Stock Exchange listing in accordance with clause 9 as soon as practicable, but within three years after the First Completion Date.

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9.2	Appointment of Financial Adviser

When the Board is required to consider an IPO and Stock Exchange listing under clause 9, the Board must appoint an investment bank or stockbroker of good standing (Financial Adviser) to act on behalf of the Company and all Shareholders to:

(a)	advise on the highest valuation of the Company which could be obtained through a listing on a Stock Exchange;

(b)	make a recommendation to the Shareholders and the Company on whether to proceed with a listing on a Stock Exchange; and

(c)	if the Shareholders accept a recommendation of the Financial Adviser for the listing of the Company on a Stock Exchange, to manage the proposed process of preparing for a listing on a Stock Exchange.

9.3	Decision to list

The decision as to whether:

(a)	to list the Company on a Stock Exchange or not; or

(b)	defer listing for one year,

shall not be made without the approval of the Subscriber.

9.4	Deferral

If a decision to defer the listing of the Company on a Stock Exchange for one year under clause 9.3¸ this clause 9 applies again at the end of the year.

10	RESERVED MATTERS

10.1	Reserved matter to be approved by the Subscriber

SH undertakes to procure the Company not to and the Company must not do, or commit to do, any of the things listed in Schedule 2 without the approval of the Subscriber.

10.2	Other consents required

Clause 10.1 are without prejudice to any other consent or approval required under applicable law or the Company’s constitution for any matter requiring approval of the Subscriber under this agreement.

11	FINANCIAL AND OTHER REPORTING

11.1	Reports and information

The Company must give:

(a)	the Subscriber the financial reports and information listed in Schedule 3 at the times specified in Schedule 3; and

(b)	the Subscriber any other reports or information required by the Subscriber in a form reasonably satisfactory to the Subscriber.

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11.2	Confidentiality

Any reports or information given by the Company to the Subscriber under this clause are given subject to clause 13.

12	DEFAULT BY COMPANY

12.1	Circumstances giving rise to termination

The Subscriber may terminate this document prior to First Subscription Completion with immediate effect by notice in writing to the Company if there is a Prescribed Occurrence.

12.2	Effect of termination

On termination under this clause 12, this document other than:

(a)	this clause 12 and clauses 1 (Interpretation), 13 (Confidentiality and Public announcement), 14 (Amendment and assignment), 15 (Notices) and 16 (General);

(b)	each indemnity in this document; and

(c)	rights that accrue before that date, terminate on that date.

13	CONFIDENTIALITY AND PUBLIC ANNOUNCEMENT

13.1	Confidentiality obligations

Each party must:

(a)	use the Confidential Information only for the purposes of the Business or to make decisions regarding its investment in the Company; and

(b)	keep the Confidential Information confidential and not disclose it or allow it to be disclosed to a third party except:

(i)	with the prior written approval of each other party; or

(ii)	to any officer, employee, consultant, adviser or related body corporate of a party to the extent to which they have a need to know and who are aware that the Confidential Information must be kept confidential,

(c)	take or cause to be taken reasonable precautions necessary to maintain the confidentiality of the Confidential Information.

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13.2	Announcements

Subject to clause 13.3, any announcement, press release or other communication of any kind relating to the negotiations of the parties or the subject matter or terms of this agreement must be agreed by the parties except if it must be made by law or order of any court, tribunal, authority or regulatory body (including a relevant stock exchange).

13.3	Exceptions

The obligations of confidentiality under this agreement do not extend to information that (whether before or after this agreement is executed):

(a)	is disclosed to a party to this agreement, but at the time of disclosure is rightfully known to or in the possession or control of the party and not subject to an obligation of confidentiality on the party;

(b)	is public knowledge (but not because of a breach of this agreement or any other obligation of confidence);

(c)	must be disclosed by law or order of any court, tribunal, authority or regulatory body or in connection with the enforcement of this agreement or by the rules of a stock exchange; or

(d)	subject to clause 13.4, a party discloses to an adviser of the party on a confidential basis.

13.4	Commercially sensitive information

Despite any other term of this agreement, a permitted disclosure under clause 13.3(d) must not include technical information in relation to the Company’s operations that the Company has informed the Subscriber is commercially sensitive.

14	AMENDMENT AND ASSIGNMENT

14.1	Amendment

This document can only be amended, supplemented, replaced or novated by another agreement signed by the parties.

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14.2	Assignment

A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this document with the prior written consent of the other party.

15	NOTICES

15.1	How to give a notice

A notice, consent or other communication under this document is only effective if it is:

(a)	in writing, signed by or on behalf of the person giving it;

(b)	addressed to the person to whom it is to be given; and either:

(c)	delivered or sent by pre-paid mail to that person’s address;

(d)	sent by fax to that person’s fax number and the machine from which it is sent produces a report that states that it was sent in full; or

(e)	sent by email to that person’s email address.

15.2	When a notice is given

A notice, consent or other communication that complies with this clause is regarded as given and received:

(a)	if it is delivered or sent by fax:

(i)	by 5 pm (local time in the place of receipt) on a Business Day - on that day; or

(ii)	after 5 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day - on the next Business Day; and

(b)	if it is sent by mail:

(i)	within Australia - 3 Business Days after posting; or

(ii)	to or from a place outside Australia - 7 Business Days after posting.

(c)	if sent by email:

(i)	when the sender receives an automated message confirming delivery; or

(ii)	30 minutes after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

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16	GENERAL

16.1	Governing law

This document is governed by and shall be construed in accordance with the law in force in Japan.

16.2	Arbitration

(a)	Any dispute, controversy, difference or claim arising out of or relating to this document, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(b)	The law of this arbitration clause shall be Hong Kong law.

(c)	The seat of arbitration shall be Hong Kong.

(d)	The number of arbitrators shall be one. The arbitration proceedings shall be conducted in English.

16.3	Liability for expenses

(a)	Each party shall be responsible for their own costs in connection with the negotiation and execution of this document.

(b)	The Company must pay all expenses in connection with the stamping and registration of this document.

16.4	Giving effect to this document

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

16.5	Operation of this document

(a)	This document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

(b)	Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

(c)	Any provision of this document, which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

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16.6	Operation of indemnities

(a)	Notwithstanding any other provision to the contrary in this document, each indemnity in this document survives the expiry or termination of this document.

(b)	A party may recover a payment under an indemnity in this document before it makes the payment.

16.7	No merger

No provision of this document merges on Subscription Completion.

16.8	Consents

Where this document contemplates that a party may agree or consent to something (however it is described), the party may (unless this document expressly contemplates otherwise):

(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions.

16.9	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

16.10	Counterparts

This document may be executed in counterparts.

16.11	Attorneys

Each person who executes this document on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

16.12	Use of Nominee

The Company acknowledges and agrees that where a right or obligation owed by the Company is expressed in this document to be in favour of the nominee of the Subscriber:

(a)	that right or obligation may be enforced by the nominee as against the Company; and

(b)	notwithstanding paragraph (a) above, the Subscriber is entitled to enforce (including for its benefit) the right expressed to be in favour of the nominee under or in connection with this document (and in such circumstances, the nominee will not be entitled to seek from the Company recovery of such amounts once paid by the Company to the Subscriber or as the Subscriber directs). Any payment of such amount to the Subscriber shall constitute a discharge of that obligation to the nominee.

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Executed as an agreement.

Executed by Beroni Group Limited ACN 161 622 402 in accordance with section 127 of the Corporations Act by or in the presence of:

(Signature of Director)	(Signature of Director or Secretary)

(Name Director in full)	(Name of Director or Secretary in full)

Executed by Dendrix Inc. in accordance with its constitution in the presence of:

(Signature of Director)	(Signature of Director)

(Name of Director in full)	(Name of Director in full)

Executed by Shigeru Hirabayashi in the presence of:

(Witness Signature)	(Signature of Shigeru Hirabayashi)

(Name of Witness)

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1	SCHEDULE 1 WARRANTIES

Each of SH and the Company jointly and severally represent and warrant to the Subscriber (the “Warranties”) as at the date of execution of this document, the First Completion Date and the Second Completion Date, with respect to the Company that:

(a)	(power) it has full legal capacity and power to:

(i)	own its property and to carry on its business; and

(ii)	enter into the Subscription Agreement, (except as contemplated in this document) comply with its terms and to carry out the transactions that it contemplates;

(b)	(corporate authority) it has taken all corporate action that is necessary or desirable to authorise its entry into the Subscription Agreement and its carrying out the transactions it contemplates;

(c)	(Authorisations) except as contemplated in this document, it holds each Authorisation that is necessary or desirable to:

(i)	enable it to properly execute the Subscription Agreement, comply with its terms and to carry out the transactions it contemplates;

(ii)	ensure that the Subscription Agreement is legal, valid, binding and admissible in evidence; or

(iii)	enable it to properly carry on its business,

it is complying with any conditions to which any of these Authorisations is subject;

(d)	(execution) it has duly executed this document in accordance with its constitution and each of the Authorisations referred to in paragraph (c) above;

(e)	(documents effective) the Subscription Agreement when executed will constitute, its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally) subject to any necessary stamping or registration;

(f)	(no contravention) neither its execution of the Subscription Agreement nor the carrying out by it of the transaction it contemplates, does or will:

(i)	contravene any law to which it, any of its subsidiaries, or any of its property is subject or any order of any Government Agency that is binding on any of them or any of their property;

(ii)	contravene any Authorisation;

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(iii)	contravene any undertaking or instrument binding on them or any of their property; or

(iv)	contravene its constitution;

(g)	(the Company):

(i)	the Company and each of its related bodies corporate is duly incorporated and validly existing under the laws of its incorporation jurisdiction and the Company and each of its related bodies corporate has full power and authority to own its property and assets and conduct its business;

(ii)	the copy of the constitution provided by the Company to the Subscriber prior to entry into this document, is and remains a true copy;

(iii)	since the Balance Date, no dividend in respect of any issued shares in the Company and its related bodies corporate has been declared or paid and since that date there has been no other distribution of property or assets to shareholders of the Company and its related bodies corporate;

(iv)	details of the capital of the Company and its related bodies corporate is as set out below:

(A)	Number of fully paid shares on issue: 45,800

(B)	Number of partly paid shares on issue: nil

(C)	Details of options on issue: 6,050

(An additional 3,000 options will be issued by the 31 December 2018)

(D)	Details of instruments convertible into securities: nil;

(v)	save for the related bodies corporate (which are wholly owned), the Company does not hold or have any legal or beneficial interest in any shares in any other company nor has it contracted to take up or acquire any shares in any other company;

(vi)	there is no agreement, arrangement or understanding to which the Company or any of its related bodies corporate is a party which gives a right to any person upon a change in the management or control of or ownership of shares in the Company or in its related bodies corporate;

(vii)	neither the Company nor its related bodies corporate have any connection or affiliation with the Subscriber, its offices or any of their related bodies corporate;

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(viii)	to the best of the knowledge and belief of the Company, the minute books and other records of meetings or resolutions of shareholders or directors of the Company and its related bodies corporate, the registers, statutory records, books of account, trading and financial records, copies of taxation returns and all other documents, papers and records of Company and its related bodies corporate relating to its business activities, property or financial affairs are complete, true and accurate in all material respects and have been prepared in accordance with applicable legal requirements;

(ix)	for the period of 5 years prior to the First Completion Date, all information, announcements, notices, returns, particulars, resolutions and documents required to be delivered by the Company and its related bodies corporate under the Japanese Companies Act, have been duly delivered.

(h)	(Capital):

(i)	There are no other options or convertible securities on issue in the Company or its related bodies corporate which are convertible into or exchangeable for shares in the Company or in any related body corporate;

(ii)	Immediately following the issue of the First Subscription Shares to Subscriber, the First Subscription Shares will represent no less than 17.92% of the total issued share capital of the Company on a post- issue basis;

(iii)	Immediately following the issue of the Second Subscription Shares to Subscriber, the Subscription Shares will represent no less than 30.40% of the total issued share capital of the Company on a post-issue basis;

(iv)	there are no agreements in force pursuant to which any person is or may be entitled to or has the right to call for the issue of any shares in the Company or in any of its related bodies corporate or securities convertible into or exchangeable for shares in the Company or in any of its related bodies corporate nor has the Company or any of its related bodies corporate given, granted or agreed to grant any option or right (whether contingent or not) in respect of its unissued shares;

(v)	No person is entitled to recover from the Company or any of its related bodies corporate any fee, brokerage or commission in connection with the purchase, sale or issue of the Subscription Shares;

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(vi)	Upon their issue, the Subscription Shares will rank pari passu in all respects with the Company’s then existing Shares, be fully paid, validly issued and not subject to any Encumbrance;

(i)	(Accounts & financial position):

(i)	The statement of financial performance, statement of financial position, statement of cashflows and notes to the financial statements of the Company, the consolidated entity, and each of the related bodies corporate as at the Balance Date:

(A)	disclose a true and fair view of the financial position and the performance of Company, the consolidated entity, and each related body corporate as at the Balance Date and for the period ending on it (including full and adequate provision for all Tax liabilities);

(B)	have been prepared in accordance with applicable International Financial Reporting Standards (IFRS) on a consistent basis;

(C)	have been prepared consistently with the accounting policies and practices previously applied by the Company’s, and the related bodies’ corporate’, auditors and external accountants;

(D)	there are no actual or contingent liabilities of, or unasserted liabilities against, the Company or the related bodies corporate (including contractual commitments or actual, contingent or unasserted liabilities of the Company in connection with any off balance sheet transactions) other than as disclosed in their statements of financial position as at the Balance Date. Since the Balance Date the Company and the related bodies corporate have not incurred any actual or contingent liability (including contractual commitments) except in the ordinary course of business, nor any actual, contingent or unasserted liabilities of the Company in connection with any off balance sheet transactions.

(ii)	the results disclosed in the statement of financial position and statements of financial performance of the Company and the related bodies corporate for the 3 years up to the Balance Date have not been affected (except as disclosed in those statements) by anything which renders any of those results unusually high or low;

(iii)	the management accounts for the period from 1 December 2017 to 28 February 2018:

(A)	disclose a true and fair view of the financial position and the performance of Company, the consolidated entity, and each related body corporate as at 28 February 2018 and for the period ending on it (including full and adequate provision for all Tax liabilities);

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(B)	have been prepared in accordance with applicable International Financial Reporting Standards (IFRS) on a consistent basis; and

(C)	have been prepared consistently with the accounting policies and practices previously applied by the Company’s, and the related bodies’ corporate’, auditors and external accountants;

(iv)	since the Balance Date there has been no occurrence which has or will (either itself or together with any other occurrence) materially and adversely affect the value of the Subscription Shares, the financial position, profitability or prospects of the Company, the related bodies corporate, the business or any of their property or assets;

(v)	all Tax liabilities of the Company and the related bodies corporate will have been paid by the Company and its related bodies corporate on Subscription Completion or adequately provided for by the Company and its related bodies corporate. All returns in relation to all Tax liabilities have been duly lodged and filed and no dispute exists between the Company or any related body corporate and any relevant authority with respect to any Tax liability;

(vi)	all assessable income derived by the Company and the related bodies corporate in each year of income has been disclosed in the income tax returns filed by the Company and its related bodies corporate. All deductions claimed in each of those returns were allowable deductions in the relevant year of income;

(vii)	books of account and trading and financial records of the Company and the related bodies corporate:

(A)	give a true and fair view of the state of affairs and financial position of the Company and the related bodies corporate and the business as at the First Completion Date (and to the best of the knowledge and belief of the Company, at all other relevant dates and for the relevant periods);

(B)	do so in accordance with all applicable laws and with the accounting policies and practices previously applied by Company, and the related bodies’ corporate, external accountants; and

(C)	do so consistently with applicable IFRS on a consistent basis and other applicable legislation.

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(viii)	As at a Completion Date there will be no loan outstanding from (or to) any related body corporate to (or from):

(A)	any of its employees;

(B)	any shareholder in a related body corporate (other than another related body corporate, or the Company); or

(C)	any shareholder in Company.

(j)	(Business and assets):

(i)	Since the Balance Date, the business of the Company and its related bodies corporate has been conducted in the ordinary and normal course.

(ii)	As at a Subscription Completion, the Company will have and its related bodies corporate will have good and marketable title to all their property and assets free from any Encumbrance. There is no agreement by the Company or its related bodies corporate to give or create any Encumbrance. No claim has been made by any person to be entitled to any Encumbrance. This does not apply to any Encumbrance in favour of the Subscriber.

(iii)	The property and assets of the Company and its related bodies corporate comprise all the assets used in connection with or necessary for the continuing conduct of the business of the Company (including the benefit of any contracts which are used by the Company or its related bodies corporate in the business of the Company).

(iv)	All plant and equipment used in the conduct of the business of the Company is in good repair and condition (normal wear and tear excepted).

(v)	The Company and each of its related bodies corporate has adequate product liability and public risk insurance. All of the property and assets of the Company and its related bodies corporate which are tangible assets are insured for their full replacement value against fire and other risks normally insured against having regard to the customary practices applicable to the industry in which the respective business is conducted. Nothing has been done or omitted to be done which would make any policy of insurance in respect of such property or assets or any of them, void or voidable.

(vi)	Except for bad or doubtful debts for which full and adequate provision is made in the accounts of the Company and its related bodies corporate as at the Balance Date, all receivables and debtors of Company and its related bodies corporate are good and collectable in the ordinary course of business.

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(vii)	Since the Balance Date, the Company and its related bodies corporate have not disposed of, agreed to dispose of or granted any option to purchase any of their property or assets otherwise than in the ordinary course of its business.

(viii)	All documents which are necessary to establish the title of the Company and its related bodies corporate to their property and assets are in the possession or under the control of the Company and the related bodies corporate and all have been duly stamped.

(ix)	The Company and its related bodies corporate have not entered into any long term, onerous or unusual contract nor any contract which is not on an arms’-length basis.

(x)	There are no outstanding offers, tenders or quotations given or made by the Company or the related bodies corporate which are capable of giving rise to a contract by the unilateral act of a third party.

(xi)	The Company and the related bodies corporate have not entered into any off-set or other arrangement which requires, as a term or condition of the supply of goods or services by the Company or the related bodies corporate, that the Company or any related body corporate acquire goods or services from any other person (including a buyer of goods or services from the Company or a related body corporate).

(xii)	There is no contract, agreement or arrangement requiring the Company or any related body corporate to supply anything which does not contain a provision enabling the Company (or related body corporate) as supplier to require the other party to the contract, agreement or arrangement to pay to the Company (or related body corporate) the amount of any Japanese Consumption Tax payable on that supply in addition to the consideration for that supply.

(xiii)	There is no contract, agreement or arrangement requiring the Company or any related body corporate to pay any Japanese Consumption Tax on a supply which does not contain a provision enabling the Company (or related body corporate) as recipient to require the other party to the contract, agreement or arrangement to provide to the Company (or related body corporate) a tax invoice for any Japanese Consumption Tax on that supply.

(xiv)	Save as previously disclosed in writing to the Subscriber prior to entry into this document, the Company and each of its related bodies corporate is not a lessee, licensee or tenant of any real property or party to any hire purchase, hiring, leasing or credit sale agreement.

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(xv)	There is no reason to believe that the Ministry of Health, Labour and Welfare will not grant the Permission.

(k)	(Litigation, compliance with laws, etc.):

(i)	there is no unsatisfied judgment, order, arbitral award or decision of any Court, tribunal or arbitrator against the Company or any of its related bodies corporate or any of their property or assets. There is no outstanding claim, demand, dispute, litigation, arbitration or prosecution to which the Company or any of its related bodies corporate is party pending nor to the best of the knowledge and belief of the Company threatened against any of them;

(ii)	the Company is not and its related bodies corporate are not in default under, and the entering into this document will not result in a contravention of, their constitutions or any statute or any decree, order, rule, by-law or regulation of any government, statutory, municipal body or organisation having jurisdiction over the business of Company, Company, any related body corporate, or any of its or their assets;

(iii)	the Company and its related bodies corporate hold all licences, permits, authorisations and consents required for the conduct of all aspects of their commercial activities. To the best of the knowledge of the Company all such licences, permits, authorisations and consents are in full force and are not liable to be revoked or not renewed;

(iv)	the Company have no knowledge of any breach or unenforceability or invalidity of or grounds for rescission, avoidance or repudiation of any of the contracts, deeds or instruments to which Company or any of its related bodies corporate is a party;

(v)	neither the entry into this document by the Company, the performance by the Company of its obligations under this document or the issue of the Subscription Shares to the Subscriber will:

(A)	constitute a breach of any material contract to which the Company or any of its related bodies corporate is a party; or

(B)	constitute an event which would entitle a party to a material contract to which the Company or any of its related bodies corporate is a party to terminate the contract;

to the best of the knowledge and belief of Company there are no statutory or other notices restricting or prohibiting the carrying on of the Business in any way.

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(l)	(property unencumbered) none of its property, and no property of any of its subsidiaries, is subject to an Encumbrance other than a Permitted Encumbrance;

(m)	(no Controller) no Controller is currently appointed in relation to any of its property, or any property of any of its subsidiaries;

(n)	(Intellectual property):

(i)	The Company and each of the related bodies corporate has taken all steps necessary to protect all inventions the subject of a registered patent or patent application, all trademarks and designs whether registered or unregistered, all business names and brands and all other trade secrets, know-how and confidential information used in connection with or required for the conduct of the Business. These steps include applying for and maintaining in force at the Completion Date all possible letters patent, trade mark design and business name registrations in all relevant countries (including any patents and trade marks or business names disclosed to the Subscriber in writing at any time prior to Completion Date).

(ii)	There are no users, licensees or parties with any other rights with respect to any patents or trademarks or business names of the Company or its related bodies corporate or to access any of the trade secrets of the Company or its related bodies corporate other than the applicants for those patents or trademarks and business names and only in respect of the patents or trade mark(s) and business names of which they are the applicant.

(iii)	The Company and its related bodies corporate have not disclosed any of their trade secrets to any person except as required by law.

(iv)	All Registrable IP is valid and duly registered, and the registration of any Registrable IP is not challenged or opposed by any party and is not otherwise liable to be revoked for any reason whatsoever.

(v)	In the case of Registrable IP comprising inventions not yet subject to an application for a patent, and unregistered but registrable trademarks, the Company has not done or omitted to do any act which may prevent it from obtaining registration of such Registrable IP (including without limitation the disclosure or commercial use of any patentable invention).

(vi)	No act or omission has occurred (including but limited to the payment of all fees, the failure to use any registered trade mark, and the failure to complete or provide all required documentation) which may materially affect the registration of any Registrable IP (whether now or in the future).

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(vii)	All Intellectual Property Rights and other rights to use any technology (including without limitation any software, patents know-how, and other technology of any description used by Company for any purpose) which is not owned by the Company, is used under a valid and subsisting licence (or any other agreement pursuant to which the Company’s rights to use any Intellectual Property Rights of any third party is conferred) (“Licence”).

(viii)	All Licences will continue to subsist till the listing of the Company on the Stock Exchange.

(ix)	There are no existing unremedied breaches of any Licence.

(x)	There are no prior breaches of any Licence whether or not remedied which would or may entitle the party conferring the rights conferred by such Licence to terminate the Licence or any part of it.

(xi)	The Company is the sole legal and beneficial owner of all the Intellectual Property Rights and there are no impediments or restraints (other than the operation of any relevant law, or the operation of any licence or right granted by Company) to use such Intellectual Property Rights listed in (Annexure B to this Schedule) that may affect Company’s rights to deal with and exploit such rights.

(xii)	The Company is the sole legal and beneficial owner of the Intellectual Property Rights listed in Annexure B (including copyright) to all Documentation.

(o)	(Information):

(i)	The Company has disclosed (or caused to be disclosed) to the Subscriber or by public announcement all information relating to the Subscription Shares, the Company, its related bodies corporate, their business and their property and assets which would be material for disclosure to an intending subscriber of the Subscription Shares and all such information is complete, true and accurate in all material respects.

(ii)	The information (other than in relation to Subscriber) contained in the schedules and recitals to this document is complete, true and accurate in all material respects.

(iii)	All of the information, including all responses from the Company to the list of questions emailed by the Subscriber to the Company in April 2018, provided to the Subscriber by the Company for the purpose of the Subscriber undertaking due diligence enquiries in relation to the Company is accurate, complete and not misleading, including all information provided by employees, representatives and advisers of the Company and its related bodies corporate.

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(p)	(Employees):

(i)	To the best of the knowledge and belief of the Company there is no threatened or pending dispute between the Company or any of its related bodies corporate and any employee or trade union or other similar organisation.

(ii)	The entitlements of employees of the Company and its related bodies corporate as disclosed in their accounts for long service leave, annual leave and sick leave are adequate and have been determined in accordance with prudent accounting practice and are not less than the legal entitlements of the employees.

(iii)	Since the Balance Date, no payment has been made or agreed to be made in respect of and the Company and its related bodies corporate have no actual or contingent liability for the payment of any retiring allowance, superannuation, redundancy or termination benefit nor any other payment for loss of office or employment to any of the directors or officers of the Company or its related bodies corporate or to any employees of the Company or its related bodies corporate except as required by law.

(q)	(Environmental matters):

(i)	To the knowledge of the Company, there has been no significant breach by the Company or its related bodies corporate of any material Environmental Law.

(ii)	Every material Environmental Approval relied on by the Company to operate its business or to use any part of its property or any asset owned or used by the Company to the knowledge of the Company:

(A)	has been issued and is current;

(B)	has been complied with in all material respects.

(iii)	To the knowledge of the Company, no circumstance has arisen or event occurred which in the opinion of the Company would be likely to result in amendment or revocation of any material Environmental Approval.

(iv)	The Company has not been notified of any material proposed change, amendment or revocation of any material Environmental Approval.

(v)	No valid environmental notice which would have a material adverse effect upon the ability of the Company to conduct its business effectively or profitably, has to the knowledge of the Company been issued in respect of the Company’s business, any asset of the Company, or any leased equipment of the Company.

(vi)	To the knowledge of the Company there are no court proceedings in relation to a material Environmental Aspect of the business of the Company or its related bodies corporate, or of any asset of the Company or its related bodies corporate, or of any leased equipment of the Company or its related bodies corporate.

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2	SCHEDULE 2 RESERVED MATTERS

2.1	(Chairperson and senior management) Appoint or remove the chairperson of the Company, chief executive officer, chief operating officer or chief financial officer or materially change their role or responsibilities.

2.2	(Number of directors) Increasing the total number of directors on the Board.

2.3	(Power to appoint directors of other corporation) Appoint or remove a director of a corporation that the Company has the power to appoint or remove.

2.4	(Remuneration of Directors) Increase the remuneration payable to Directors, except in accordance with the Business Plan.

2.5	(Bonuses) Pay any executive, profit or other bonus to a Director, except in accordance with the Business Plan.

2.6	(Acquisitions) Acquire securities in another entity by the Company or its subsidiary.

2.7	(Equity Securities) Issue or allot or grant a right to issue or allot Equity Securities

2.8	(Borrowing) Borrow, or accept any financial accommodation of, $500,000 or more, except in accordance with the Business Plan.

2.9	(Encumbrances) Encumber an asset or undertaking, except in accordance with the Business Plan.

2.10	(Guarantee) Give or enter into a guarantee, letter of comfort or performance bond, except in accordance with the Business Plan.

2.11	(Business Plan and budgets) Adopt or vary a Business Plan or another operating, capital or cash budget or business financial plan.

2.12	(Auditor) Appoint or remove the Company’s auditor.

2.13	(Acquisitions and disposals) Acquire or dispose of a company or business, except in accordance with the Business Plan.

2.14	(Assets) Acquire or dispose of an asset or assets (either tangible or intangible) having a value of $500,000 or more, except in accordance with the Business Plan.

2.15	(Capital expenditure) Incur capital expenditure of $100,000 or more in a Financial Year, except in accordance with the Business Plan.

2.16	(Related party transactions) Enter into a contract or other arrangement with a Director or an associate of a Director.

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2.17	(Reorganisation Event) Undertake or undergo a Reorganisation Event.

2.18	(Finance and operating leases) Enter into a finance or operating lease with a cost of $100,000 or more per annum, except in accordance with the Business Plan.

2.19	(Contracts) Enter into, terminate, amend, vary, assign, novate, enforce or waive a right under, a contract, except in accordance with the Business Plan.

2.20	(Accounting Standards and principles) Materially alter the accounting standards or principles previously adopted by the Company for the preparation or presentation of any individual or consolidated financial statements, except if required by law.

2.21	(Balance date) Change the balance date or alter the accounting period of the Company.

2.22	(Loans) Make a loan or provide credit or other financial accommodation to a person, except in accordance with the Business Plan.

2.23	(Financial assistance) Provide a loan or other financial assistance to a Director or his or her associates or vary the terms of any loan or other financial assistance previously provided to a Director or his or her associates.

2.24	(Disputes) Commence, conduct or settle any dispute or litigation (including with a tax authority) except debt collection in the ordinary course of business.

2.25	(Employee Share Plan) Adopt or amend the terms of an employee share plan, employee share option scheme or employee share purchase scheme or any other arrangement that may give employees of the Company the right or entitlement to acquire any Equity Securities.

2.26	(Employee Shares) Issue or grant shares or options under an employee share plan, employee share option scheme or employee share purchase scheme or other arrangement referred to in paragraph 2.25.

2.27	(Transaction Documents) Terminate, amend, vary, assign, novate, enforce or waive a right under any Transaction Document, or agree to do any of those things.

2.28	(Committees of Directors) Appoint, dissolve or alter the composition of any committee of the Board.

2.29	(Dividends) Set or change the dividend or distribution policy of the Company, or declare, make or pay a dividend or another distribution.

2.30	(Partnerships and joint ventures) Enter into, amend or vary a partnership or joint venture.

2.31	(Insurance) Amend or vary the insurance cover over the Company or the Business or any key man insurance policy.

2.32	(Constitution) Amend the Company’s constitution.

2.33	(Trade sale) Effect a sale of:

(a)	the main operating Subsidiaries;

(b)	all or a substantial part of the Business; or

(c)	all or substantially all of the assets of the Group.

2.34	(Winding up) Take a step to dissolve or wind up the Company.

2.35	(Change in nature of Business) Stop carrying on, or materially alter the scale of operations of, the Business or commence any business or operational activity except the Business.

2.36	(Listing) Apply to a Stock Exchange for a listing or for quotation of any Shares at any time within three years after the First Completion Date.

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3	SCHEDULE 3 FINANCIAL AND OTHER REPORTING

3.1	Monthly

Within 10 Business Days after the end of each month, unaudited management accounts for the preceding month comprising:

(a)	commentary on the operational and financial position for the preceding month, including any variation between the actual results and those forecast in the Business Plan;

(b)	a profit and loss account and cash flow statement for the preceding month;

(c)	a balance sheet as at the end of the preceding month; and

(d)	a forecast of the performance of the Company in the next month.

3.2	Quarterly

Within 1 month after the end of each calendar quarter, unaudited quarterly management accounts for the preceding quarter, including (at least):

(a)	commentary on the financial performance for the preceding quarter;

(b)	a quarterly management report on any variations from the Business Plan;

(c)	a profit and loss statement and cash flow statement for the preceding quarter; and

(d)	a balance sheet as at the end of the preceding quarter.

3.3	Annual

Within 3 months after the end of each Financial Year, audited financial statements (including consolidated profit and loss accounts, balance sheets and cash flow statements) for the Financial Year.

3.4	Minutes

(a)	Within 5 Business Days after each Board Meeting, minutes of the Board Meetings.

(b)	Within 5 Business Days after each meeting of Shareholders, minutes of the meeting.

3.5	Offer information

Full details of any offer received by the Company to buy:

(a)	Shares;

(b)	an interest in a Subsidiary;

(c)	all or a substantial part of the Business; or

(d)	all or substantially all of the assets of the Group.

The information must be given as soon as the offer is received.

3.6	Reporting on the progress against the business plan Within 10

Business Days after the end of each quarter,

(a)	a progress report on the progress of the business activities as set out in the Business Plan;

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ANNEXURE A

CERTIFICATE OF DIRECTORS OF DENDRIX INC.

In accordance with clause 4.3(d)/4.6(c) of a Share Subscription Agreement between Beroni Group Limited and Dendrix Inc. (“Company”) dated [date] April 2018, we the directors of the Company hereby certify that, as at [First/Second Completion Date], to the best of our knowledge and belief and subject to the contents of the Disclosure Letter:

(a)	all of the Warranties are true and correct and not misleading;

(b)	there is no Prescribed Occurrence existing or continuing; and

(c)	there is no Material Adverse Change existing or continuing.

We acknowledge that the Subscriber is relying on our execution of this certificate in proceeding to complete subscription for the Subscription Shares.

We provide this certificate in our capacity as directors on behalf of the Company.

[Name]
Director

Director

[Name]
Director

Capitalised terms not otherwise defined in this certificate have the same meaning as in the Share Subscription Agreement.

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ANNEXURE B

INTELLECTUAL PROPERTY RIGHTS

1.1	Patent No. 5971921

1.2	Patent 5816550

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ANNEXURE C

FORM OF DISCLOSURE LETTER

To: Beroni Group Limited.

Disclosure Letter

We refer to the share subscription agreement between Beroni Group Limited and Dendrix Inc. (the “Company”) (“Subscription Agreement”), dated [insert date]. Capitalised terms not otherwise defined in this Disclosure Letter shall have the same meaning as in the Subscription Agreement.

We acknowledge that the Subscriber is relying upon the contents of this Disclosure Letter in proceeding to complete subscription for the Subscription Shares.

The Warranties in Schedule 1 of the Subscription Agreement are limited by and to the extent of the information expressly disclosed in the schedule to this Disclosure Letter. For the avoidance of doubt, the Company acknowledges that such disclosures form part of the Subscriber’ enquiries regarding and in connection with the Company for the purposes of clause 2.1(a) of the Subscription Agreement.

Date:

EXECUTED by Dendrix Inc.:

Signature of director	Signature of director/secretary

Name	Name

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Schedule of Disclosures

Warranty	Disclosure / Clarification

[Repeat each Warranty in Schedule 1 of the Subscription Agreement.]

[The Company is to restate each Warranty, with express words of limitation which set out the nature and extent of the clarification.

Alternatively, the Company is to disclose the nature and extent of the relevant facts which limit each Warranty, in order that the effect of that disclosure may be assessed on the face of the Disclosure Letter.

For the avoidance of doubt, exceptions such as “to the knowledge and belief of the Company” do not meet this criteria, nor does a general cross reference to several Warranties.]

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